                           Duane, Morris & Heckscher

                                ATTORNEYS AT LAW

                               ONE LIBERTY PLACE
                          PHILADELPHIA, PA 19103-7396
                                 (215) 979-1000

                                      FAX
                                 (215) 979-1020
122 E. 42nd STREET, SUITE 2125
NEW YORK, NY 10168-0002

314 S. STATE STREET
DOVER, DE 19901

51 HADDONFIELD ROAD, SUITE 340
CHERRY HILL, NJ 08002-4810

1201 MARKET STREET, SUITE 1500
WILMINGTON, DE 19801-0195

305 NORTH FRONT STREET
HARRISBURG, PA 17108-1003

968 POSTAL ROAD, SUITE 200
ALLENTOWN, PA 18109-0400

735 CHESTERBROOK BOULEVARD
WAYNE, PA 19087-5638

                                 July 9, 1996


The Board of Directors of
  Centocor, Inc.
200 Great Valley Parkway
Malvern, PA  19355-1307

       Re:  Centocor, Inc.
            --------------

Gentlemen:

       We have acted as counsel to Centocor, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a registration statement on Form S-3 (the "Registration Statement") relating to the offer and sale by Eli Lilly and Company, a shareholder of the Company, of 920,716 shares (the "Shares") of common stock, $.01 par value per share, of the Company.

       As counsel to the Company, we have supervised all corporate proceedings in connection with the preparation and filing of the Registration Statement. We have also examined the Company's Articles of Incorporation and By-laws, as amended to date, the corporate minutes and other proceedings and records relating to the authorization, sale and issuance of the Shares, and such other documents and matters of law as we have deemed necessary or appropriate in order to render this opinion. Based upon the foregoing, it is our opinion that each of the Shares is duly authorized, legally and validly issued and outstanding, fully paid and nonassessable.

       We hereby consent to the use of this opinion in the Registration Statement, and we further consent to the reference to our name in the Prospectus under the caption "Legal Matters."

                                          Sincerely,

                                          /s/ Duane, Morris & Heckscher


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